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                                                                EXHIBIT 23-g




                                      CONSENT OF
                  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                                    June 10, 1996


The Board of Directors
Kansas City Power & Light Company
1201 Walnut Street
Kansas City, Missouri 64106-2124

Dear Members of the Board:

         We hereby consent to the references to our opinion letters dated January 19, 1996, April 4, 1996 and May 20, 1996, respectively, to the Board of Directors of Kansas City Power & Light Company ("KCPL"), contained in the Joint Proxy Statement of KCPL and UtiliCorp United Inc. ("UCU") and the Prospectus of KCPL which form a part of the Registration Statement on Form S-4 of KCPL originally filed on June 10, 1996, with the Securities and Exchange Commission, under the captions "Summary of Joint Proxy Statement/Prospectus" and "The Mergers." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                  MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED

                                  By:  /s/ DANIEL V. SCHLEIFMAN
                                       -----------------------------
                                       Director
                                       Investment Banking Group